Exhibit 21.1

SUBSIDIARIES

Inspired Gaming (USA) Inc.
Inspired Gaming Limited
DMWSL 632 Limited
DMWSL 631 Limited
Gaming Acquisitions Limited
Inspired Gaming Group Limited
Inspired Gaming (Holdings) Limited
Inspired Gaming (UK) Limited
Inspired Gaming (International) Limited
Virtual Racing Systems Limited
Inspired Gaming (Gibraltar) Limited
Revolution Entertainment Systems Holdings Limited
Revolution Entertainment Systems Limited
Revolution Entertainment Systems (2) Limited
MAM Services Limited
Leisure Link Electronic Entertainment Limited
Kossway Automatics Western
Ever 2532 Limited
Hargreaves Limited
Sescomatics
Inspired Technology (UK) Limited
Inn Style Leisure
115CR Limited
Inspired Gaming (Ventures) Limited
Inspired Gaming Spain S L
Inspired Gaming (Colombia) Limited
Inspired Gaming (Greece) Limited
Inspired Gaming Mexico S. de RL. de CV
Inspired Gaming (Italy) Limited
Inspired Broadcast Networks Limited

All subsidiary companies are incorporated in England and Wales with the exception of Inspired Gaming Italy (Gibraltar)., Inspired Gaming Spain S L, Inspired Gaming Mexico S. de RL. de CV and Inspired Gaming (USA) Inc. which are incorporated in Gibraltar, Spain, Mexico and Delaware respectively.